SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                             /X/
Filed by a Party other than the Registrant          / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Rule 14a-12


                               NIAGARA MOHAWK HOLDINGS, INC.
                             NIAGARA MOHAWK POWER CORPORATION
-------------------------------------------------------------------------------
                (Name of Each Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing or which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

Editorial by Darlene Kerr, Executive Vice President, published in the Chamber News (A Greater Syracuse Chamber of Syracuse Publication) in the October
2000 publication.

To the increasing list of positive economic news for upstate New York, another event can be added: the announced merger of Niagara Mohawk Holdings, Inc. with National Grid Group, a rapidly growing global energy delivery and telecommunications company.

For Syracuse especially the announcement is significant and positive. The merger represents a substantial investment in the upstate economy. It will when completed, subject to regulatory approval, make Niagara Mohawk part of a global enterprise, with the strength and resources of a global organization. While thinking globally, however, National Grid has shown itself to be a company that acts locally. This has been evident in its earlier acquisitions of New England Electric System (NEES) and Eastern Utilities Associates (EUA).

While becoming a National Grid company, Niagara Mohawk will maintain its name and keep its operating headquarters in Syracuse. William E. Davis, chairman and chief executive officer of Niagara Mohawk, will become chairman of National Grid USA and an executive director of National Grid, but likewise will maintain his office in Syracuse.

Importantly, National Grid has publicly committed that it will "continue Niagara Mohawk's excellent record of corporate citizenship." It has also assured customers that "the same people who serve Niagara Mohawk customers and live in their neighborhoods will continue to do so."

Niagara Mohawk brings to National Grid a dedicated workforce and the infrastructure and customer base to make it the ninth largest electric utility in the U.S. and the second largest distribution business in the New York and New England market. At the same time, National Grid brings to Niagara Mohawk And its customers its experience in operating a reliable, low-cost transmission And distribution company that has consistently received high marks for customer service.

This is a merger that adds to - not detracts from - the upstate and Syracuse economy.

National Grid Group plc and Niagara Mohawk will be filing a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

In addition, documents filed with the SEC by Niagara Mohawk will be available free of charge by contacting Niagara Mohawk at the following address and telephone number: Investor Relations, Niagara Mohawk Holdings, Inc., 300 Erie Boulevard West, Syracuse, NY 13202, telephone: 315-428-3134. Documents filed with the SEC by National Grid can be obtained by contacting National Grid at the following address and telephone number: David Forward, National Grid Group plc, 15 Marylebone Road, London, NW1 5JD, telephone: 020-7312-5600.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Niagara Mohawk or its board of directors of any approval or action of its shareholders. Niagara Mohawk and its board of directors will be soliciting proxies from Niagara Mohawk shareholders in favor of the merger. You can obtain more information about Niagara Mohawk's directors and officers and their beneficial interests in Niagara Mohawk's common stock and in the transaction, which will constitute a "change in control" for purposes of the employment agreements of certain Niagara Mohawk executives, by accessing Niagara Mohawk's 2000 Proxy Statement available on the SEC's website, http://www.sec.gov, and Niagara Mohawk's website, http://www.niagaramohawk.com. Updated information with respect to the security holdings of these individuals, and their interests in the transaction and the solicitation, will be included in the final proxy statement to be filed with the SEC.